Registration No. 333-102526

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM S-8

                            REGISTRATION STATEMENT
                                    under
                          THE SECURITIES ACT OF 1933

                          BIOPHAN TECHNOLOGIES, INC.
              (Exact name of issuer as specified in its charter)

                Nevada                              82-0507874
     (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization)           Identification Number)

     150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586
          (Address of Principal Executive Offices)              (Zip Code)

             Biophan Technologies, Inc. 2001 Stock Option Plan
                         (Full title of the plan)

                             Michael L. Weiner
                          Chief Executive Officer
                    150 Lucius Gordon Drive, Suite 215
                      West Henrietta, New York 14586
                  (Name and address of agent for service)

                              (585) 214-2441
        (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

                                        Proposed      Proposed
                                        Maximum       Maximum
                             Amount     Offering      Aggregate   Amount of
Title of Securities          to Be      Price         Offering    Registration
to be Registered             Registered Per Share     Price       Fee
------------------------------------------------------------------------------
Common Stock, par value      1,000,000  $0.19 per     $190,000    $15.37
$.005 (1)                    Shares     Share
==============================================================================


(1) Based upon 1,000,000 shares of common stock covered by this registration statement that are issuable under the Company's 2001 Stock Option Plan. The fee with respect to these shares has been calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based upon the last sale reported for the Company's common stock on September 25, 2003, as reported by The OTC Bulletin Board.


Part I  -   INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

    All information required by Part I to be contained in the prospectus is omitted from this registration statement on Form S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").


Part  II  -  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

    The following documents are incorporated by reference in this registration statement by Biophan Technologies, Inc. (the "Company") and made a part hereof. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

    (a) The Company's latest annual report on Form 10-KSB and Form 10-KSB/A for the fiscal year ended February 28, 2003, filed with the Commission on May 29, 2003 and June 13, 2003, respectively, which contains audited financial statements for the Company's fiscal year ended February 28, 2003.

    (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended May 31, 2003 filed with the Commission on July 15, 2003.

    (c) The Company's definitive Proxy Statement for the Company's 2003 Annual Meeting of Shareholders filed with the Commission on July 30, 2003.

    (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2 effective on July 11, 2003.

    All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

    For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

    Not applicable.


Item 5.    Interest of Named Experts and Counsel.

    Not applicable.


Item 6.    Indemnification of Directors and Officers.

    Under Nevada Revised Statutes Section 78.138, a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

    (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

   (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

    This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of the Company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit the right of the Company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

    As permitted by Nevada law, the Company's By-Laws include a provision which provides for indemnification of a director or officer by the Company against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was a director or officer, provided that the director or officer acted in good faith and in a manner he believed to be in or not opposed to the best interests of the Company. The Company has purchased insurance under a policy that insures both the Company and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.    Exemption from Registration Claimed.

    Not applicable.


Item 8.    Exhibits.

    (a)    The following exhibits are filed with this registration statement:

Exhibit No.       Exhibit Name

* 4.1 Articles of Incorporation filed as an exhibit to Form 10-KSB for the year ended February 29, 2000.
  4.2  Amendment to Articles of Incorporation.
  4.3  Biophan Technologies, Inc. 2001 Stock Option Plan.
  4.4 Consulting Services Agreement dated September 10, 2003 between the Company and Michael Doherty.
  4.5 Non-Qualified Stock Option Agreement dated September 10, 2003 between the Company and Michael Doherty.
* 4.6 By-laws filed as exhibit to Form 10-KSB for the year ended February 28, 2002.
  5.1  Opinion of Nixon Peabody LLP.
 23.1 Consent of Goldstein Golub Kessler LLP, Independent Certified Public Accountants.
 23.2  Consent of Nixon Peabody LLP (included in Exhibit 5.1).

* Exhibits so marked have heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.


Item 9.    Undertakings.

    (a)    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement,

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for the purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Henrietta, State of New York, on this 26th day of September 2003.

                                                BIOPHAN TECHNOLOGIES, INC.
                                                     (REGISTRANT)


                                     By:  /S/   MICHAEL L. WEINER
                                          --------------------------------
                                         Michael L. Weiner, President and
                                         Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature               Title                         Date

                                                           September 26, 2003
    /S/ MICHAEL L. WEINER    President, Chief Executive
    -------------------      Officer and Director
     Michael L. Weiner

                                                            September 26, 2003
    /S/ ROBERT J. WOOD       Vice President, Treasurer and
    -------------------      Chief Financial Officer
     Robert J. Wood

                                                            September 26, 2003
    /S/ DAVID A. MILLER      Secretary
    -------------------
     David A. Miller

                                                            September 26, 2003
    /S/ GUENTER H. JAENSCH   Director
    -------------------
     Guenter H. Jaensch

                                                            September 26, 2003
    /S/ ROSS B. KENZIE       Director
    -------------------
     Ross B. Kenzie

                                                            September 26, 2003
    /S/ STEVEN KATZ          Director
    -------------------
     Steven Katz

                                                            September 26, 2003
    /S/ ROBERT S. BRAMSON    Director
    -------------------
     Robert S. Bramson

Exhibit 4.2


DEAN HELLER
Secretary of State                   Certificate of           FILED# C923-00
202 North Carson Street                 Amendment              AUG 25, 2003
Carson City, Nevada 89701-4201    (Pursuant to NRS 78.385    IN THE OFFICE OF
(775) 684-5708                          and 78.390)           /s/Dean Heller
                                                               DEAN HELLER,
                                                            SECRETARY OF STATE


               Certificate of Amendment to Articles of Incorporation
                        For Nevada Profit Corporations
           (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)



1.  Name of corporation:  Biophan Technologies, Inc.
                          --------------------------

2.  The articles have been amended as follows:

    3.  Shares:                  Number of shares
    (No. of shares corporation   with par value:  80,000,000  Par value:  .005
    authorized to issue)                          ----------              ----
                                 Number of shares
                                 without par value:  -
                                                    ---
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at lease a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by class or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

    For                  Against                  Abstain

    22,971,812           346,225                  95,685
    ----------           -------                  ------


4.  Officer Signature:


/s/David A. Miller                   Date:  August 21, 2003
-------------------                         ---------------
Corporate Secretary



Exhibit 4.3


                            BIOPHAN TECHNOLOGIES, INC.
                             2001 STOCK OPTION PLAN

    1. Title and Purpose. The plan described herein shall be known as the "Biophan Technologies, Inc. 2001 Stock Option Plan" (the "Plan"). The purpose of the Plan is to advance the interests of Biophan Technologies, Inc. (the "Company") and its shareholders by strengthening the Company's ability to attract and retain individuals of training, experience, and ability as officers, key employees, directors and consultants and to furnish additional incentive to such key individuals to promote the Company's financial success by providing them with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value. It is the intent of the Company that such individuals be encouraged to obtain and retain an equity interest in the Company and each Participant will be specifically apprised of said intent.

    2. Definitions. As used herein, the following words or terms have the meaning set forth below.

          2.1 "Award" means an award granted to any key employee, officer, consultant, or Non-Employee Director in accordance with the provisions of the Plan in the form of Options or Restricted Stock.

          2.2 "Award Agreement" means the written agreement evidencing each Award of Restricted Stock granted under the Plan.

          2.3 "Board" means the Board of Directors of the Company, except that, whenever action is to be taken under the Plan with respect to a Reporting Person, "Board" shall mean only such directors who are disinterested persons within the meaning of Rule 16b-3 under the Exchange Act or any successor rule.

          2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

          2.5 "Committee" means the Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan. To the extent that the Committee delegates its power to grant Options as permitted by Section 4.2, all references in the Plan to the Committee's authority to grant Options and determinations with respect thereto shall be deemed to include the Committee's delegate or delegates.

          2.6 "Common Stock" or "Stock" means the Company's $.005 par value Common Shares.

          2.7 "Company" means Biophan Technologies, Inc., a corporation established under the laws of the State of Nevada, and its subsidiaries.

          2.8 "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or to exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

          2.9 "Disability" means a physical or mental condition of such a nature that it would qualify a Participant for benefits under the Company's long-term disability insurance plan or, if no such plan exists, a determination by the United States Social Security Administration of total disability.

          2.10 "Disinterested Person" shall have the same meaning as defined in Rule 16b-3(c)(2) promulgated by the Securities and Exchange Commission pursuant to its authority under the Exchange Act.

          2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

          2.12 "Fair Market Value" means the fair market value of the Company's shares of Common Stock on a given date, which shall be (i) if the shares of Common Stock are listed on a national exchange, then the mean between the highest and the lowest quoted selling price of said shares of Common Stock on such stock exchange on such date, provided at least one sale of said shares of Common Stock took place on such exchange on such date, and, if not, then on the basis of the closing price on the last preceding date on which at least one sale on such exchange did occur, or (ii) if the shares of Common Stock are not listed on a national exchange, then the mean between dealer "bid" and "ask" prices of the shares of Common Stock in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc., or (iii) if the shares of Common Stock are not publicly traded, then the value as determined by the Board in good faith.

          2.13 "Incentive Stock Option" ("ISO") means an Option which is intended to satisfy the requirements of Section 422 of the Code or any successor provision.

          2.14 "Non-Employee Director" means a member of the Board who is not an employee of the Company or a management consultant to the Company.

          2.15 "Non-Employee Director Stock Option" ("NEDSO") means a Nonstatutory Stock Option granted to a Non-Employee Director of the Company or a member of the Scientific Advisory Board.

          2.16 "Nonstatutory Stock Option" ("NSO") means an Option which is not intended to qualify as an Incentive Stock Option.

          2.17 "Option" means any Option granted under the Plan and includes an Incentive Stock Option, a Nonstatutory Stock Option and a Non-Employee Director Stock Option.

          2.18 "Option Agreement" means the written agreement evidencing each Option granted under the Plan.

          2.19 "Option Price" means the purchase price per share of Common Stock upon the exercise of an Option.

          2.20 "Outside Director" shall have the same meaning as defined or interpreted for purposes of Section 162(m) of the Code.

          2.21 "Participant" means an individual who has been granted an Award under the Plan.

          2.22 "Reporting Person" means a person required to file reports under Section 16(a) of the Exchange Act or any successor statute.

          2.23 "Restricted Stock" means Stock awarded under Section 9 of the Plan which is subject to certain forfeiture provisions or restrictions on transfer.

          2.24 "Retirement" means termination of employment with the Company if such termination of employment constitutes normal retirement, early retirement, disability retirement or other retirement as provided for at the time of such termination of employment under the applicable retirement program then maintained by the Company, provided that the Participant does not continue in the employment of the Company.

          2.25 "Scientific Advisory Board" means the advisory board consisting of noted scientists who advise the Company on the development of its technology.

    3.    Shares Subject to the Plan.  Subject to adjustment as provided in
Section 11 below, an aggregate of 7,000,000 shares of Common Stock shall be available for Awards under the Plan. Such shares may be authorized but previously unissued shares or shares reacquired by the Company, including shares purchased in the open market. In the event that any outstanding Option granted under the Plan for any reason expires or is terminated without having been exercised in full, or any shares of Restricted Stock are forfeited, the shares allocable to the unexercised portion of such Option or the forfeited portion of such Restricted Stock shall (unless the Plan shall have been terminated) become available for subsequent Awards under the Plan; provided that in no event may the number of shares issued hereunder exceed the total number of shares reserved for issuance.

    4.    Administration of the Plan.

          4.1 The Plan shall be administered by the Committee. No individual may be appointed to the Committee who is not both a Disinterested Person and an Outside Director. Grants of NEDSOs and the amounts and nature of such Options shall be automatic as described in Section 8. Subject to the preceding sentence and the provisions set forth herein, the Committee shall have full authority to determine the time or times at which, and the officers and key employees of the Company to whom, Awards shall be granted under the Plan, to determine the provisions of Awards, to interpret the terms of the Plan and of Awards made under the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. The Committee shall report any action taken by it to the meeting of the Board next following such action.

          4.2 to the extent permitted by applicable law, the Committee may delegate to one or more executive officers who are also directors of the Company the power to grant Options to Participants who are not Reporting Persons at the time of such Options and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of Options for such Participants as a group. Such delegate or delegates shall report any action taken by it or them to the meeting of the Committee next following such action.

          4.3 The decision of the Committee on any matter as to which the Committee is given authority shall be final and binding on all persons concerned. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

    5. Indemnification of the Committee. In addition to such other rights of indemnification as they may have as directors of the Company or as members of the Committee or otherwise, the members of the Committee shall be indemnified by the Company as and to the fullest extent permitted by law, including without limitation, indemnification against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Awards granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence, bad faith or misconduct in the performance of his duties; provided that within 60 days after institution of such action, suit or proceeding a Committee member shall, in writing, offer the Company the opportunity, at its own expense, to handle and defend the same.

    6. Types of Awards Under the Plan. Awards under the Plan may be in the form of any one or more of the following:

          Incentive Stock Options (ISOs)
          Nonstatutory Stock Options (NSOs)
          Non-Employee Director Stock Options (NEDSOs)
          Restricted Stock

All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the Plan including without limitation, determinations of the Participants, the form, amount and timing of Awards, the terms and provisions of Awards, and the agreements evidencing Awards, need not be uniform and may be made selectively among Participants who receive, or are eligible to receive, Awards hereunder, whether or not such Participants are similarly situated. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant of the Award or any time thereafter.

    7.    Incentive Stock Options and Nonstatutory Stock Options.

          7.1 Eligibility. Any officer or key employee of the Company shall be eligible to receive an ISO or NSO under the Plan. In addition, any consultant to the Company, who, in the opinion of the Committee, is in a position to have a significant effect upon the Company's business, shall be eligible to receive a NSO under the Plan. No ISO or NSO may be granted to an individual under this Plan at a time when such individual is serving as a member of the Committee. An employee owning stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation ("Ten Percent Stockholder") is not eligible to receive an ISO unless the option price is at least 110% of the Fair Market Value of the Common Stock at the time the ISO is granted and the ISO option by its terms is not exercisable more than five years from the date it is granted. Restricted Stock and Common Stock which a grantee may purchase under outstanding Options shall be treated as stock owned by such grantee for purposes of this calculation. The Committee also may authorize the granting of ISOs and NSOs to prospective employees. In the case of a prospective employee, the grant of an ISO or NSO shall be on the condition of employment by the Company in a key position, and the date of the grant of the ISO or NSO shall be the date such employment begins or such later date as the Committee may have specified when authorizing the grant.

          7.2    Grant of ISOs and NSOs

                 7.2.1 From time to time while the Plan is in effect, the Committee may, in its absolute discretion, select from among persons eligible to receive ISOs and NSOs (including persons to whom ISOs and NSOs were previously granted) those persons to whom ISOs and NSOs are to be granted.

                 7.2.2 The Committee shall, in its absolute discretion, determine the number of shares of Common Stock to be subject to each ISO and NSO made by it under the Plan.

                 7.2.3 The Committee shall determine at the time of each grant hereunder whether the option is an ISO or NSO. The terms and conditions of ISOs shall be subject to and comply with Section 422 of the Code or any successor provision, and any regulations thereunder.

          7.3 Option Price. The option price per share of Common Stock with respect to each ISO shall not be less than 100% of the Fair Market Value per share at the time the ISO is granted. The option price per share of Common Stock with respect to each NSO granted shall be determined by the Committee.

          7.4 Period of Options. An ISO and NSO shall be exercisable during such period of time as the Committee may specify, subject, in the case of ISOs, to any limitation required by the Code. No ISO or NSO shall be exercisable after the expiration of 10 years from the date the ISO or NSO is granted.

          7.5 Vesting of Options. Each ISO and NSO shall be made exercisable at such time or times as the Committee shall determine. In the case of an ISO or NSO made exercisable in installments, the Committee may later determine to accelerate the time at which one or more of such installments may be exercised. The Committee may impose such conditions with respect to the exercise of ISOs and NSOs, including conditions relating to the attainment of specific pre-determined stock price goals or other performance criteria or conditions relating to applicable federal or state tax or securities laws, as it considers necessary or advisable and such conditions may differ with respect to each Participant.

          7.6 Limitation on Grant of ISOs. The aggregate Fair Market Value (determined as of the time the ISO is granted) of the shares with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (under all such plans of the Company) shall not exceed $100,000.

          7.7 Options Non-Transferable. No ISO or NSO granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. No interest of a Participant under an ISO or NSO or the Plan shall be subject to the attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal equitable process. During the lifetime of the Participant, ISOs and NSOs shall be exercisable only by the Participant who received them.

          7.8    Termination of Employment.

                 7.8.1 Death During or After Employment. If a Participant dies during employment or within three (3) months after terminating employment, and at a time when the Participant is entitled to exercise an ISO or NSO, then at any time or times within one year after death (or such greater or lesser period after death as may be specified in the documentation evidencing the ISO or NSO) such ISO or NSO may be exercised, but only as to any or all of those shares which the Participant was entitled to purchase immediately prior to the Participant's death (unless the Committee within thirty (30) days after the Participant's death shall have accelerated the vesting of the ISO or NSO). ISOs or NSOs exercisable after death may be exercised by the Participant's Designated Beneficiary, and except as so exercised, shall expire at the end of the specified post-death exercise period. In no event, however, may any ISO or NSO granted under the Plan be exercised after the expiration of the ISO or NSO exercise period established at the time of grant.

                 7.8.2 Retirement or Disability. In the event of a Participant's Retirement or Disability at a time when the Participant is entitled to exercise an ISO or NSO, then within three months after Retirement or one year after Disability (or such greater or lesser period after Retirement or Disability as may be specified in the documentation evidencing the ISO or NSO) the Participant may exercise such ISO or NSO only as to those shares which the Participant was entitled to purchase immediately prior to such Retirement or Disability (unless the Committee within thirty (30) days after the Participant's Retirement or Disability shall have accelerated the vesting of the ISO or NSO). If the Participant dies within the specified post-Retirement or post-Disability exercise period, the Participant's ISO or NSO may be exercised by the Participant's Designated Beneficiary, to the same extent as if the deceased Participant had survived, during the greater of one year from the date of his death or, if a post-Retirement or post-Disability exercise period greater than three months or one year was specified in the ISO or NSO documentation, the remainder of such longer period.

    Except as exercised within the applicable period described above, each ISO or NSO shall expire at the end of such period. In no event, however, may any ISO or NSO granted under the Plan be exercised after the expiration of the ISO or NSO exercise period established at the time of grant.

                 7.8.3 Other Terminations of Employment. If the employment of a Participant is terminated for cause, the Participant's option rights, both accrued and future, under any then outstanding ISO or NSO shall be forfeited and terminated immediately and may not thereafter be exercised to any extent.

    If the employment of a Participant is terminated for any reason other than cause, death, Retirement or Disability at a time when the Participant is entitled to exercise an ISO or NSO, then within three months after such termination of employment (or such greater or lesser period after termination of employment as may be specified in the documentation evidencing the ISO or
NSO), the Participant may exercise such ISO or NSO only as to those shares which the Participant was entitled to purchase immediately prior to such termination of employment (unless the Committee within thirty (30) days after the Participant's termination of employment shall have accelerated the vesting of the ISO or NSO). If the Participant dies within the specified post-termination of employment exercise period, the Participant's ISO or NSO may be exercised by the Participant's Designated Beneficiary, to the same extent as if the deceased Participant had survived, during a period equal to the greater of one year from the date of the Participant's death or the remainder of such specified post-termination of employment exercise period.

    If the Committee so decides, an ISO or NSO may provide that a leave of absence granted by the Company is not a termination of employment for the purpose of this subsection 7.8.3 and, in the absence of such a provision, the Committee may, in any particular case, determine that such a leave of absence is not a termination of employment for such purpose.

                 7.8.4 Notwithstanding the terms and provisions of Sections 7.8.1, 7.8.2, and 7.8.3, the Committee, at any time, may establish such other terms and provisions with respect to the exercise of an ISO or NSO by a Participant upon the death, Disability, or other termination of employment of such person as it, in its sole discretion, deems advisable.

    8.    Non-Employee Director Stock Options.

          8.1 Eligibility. Each Non-Employee Director of the Board and each member of the Scientific Advisory Board shall receive a NEDSO as determined hereunder without further action by the Board or Committee.

          8.2 Option Grant Dates. Subject to the approval of the Plan by the shareholders at the 2001 Annual Meeting and in accordance with Section
8.3 below, a NEDSO shall be granted to each Non-Employee Director and each member of the Scientific Advisory Board automatically every year on the date of the Annual Meeting of Shareholders, commencing on the date of the 2001 Annual Meeting of Shareholders. Non-Employee Directors or members of the Scientific Advisory Board elected by the Board, or appointed, as the case may be, to fill vacancies and newly created directorships in the interim between grant dates will receive a pro rated NEDSO based upon the number of full months such Non-Employee Director or member of the Scientific Advisory Board will servebetween his election or appointment and the next grant date.

          8.3 Option Formula. Each Non-Employee Director shall receive an initial NEDSO to purchase 30,000 shares of Stock vesting one-third on the first, second and third anniversary of the date of grant without further action by the Board or Committee and additional grants to purchase 10,000 shares of Stock each on the third anniversary and each succeeding anniversary date thereafter in which the Participant is a Non-Employee Director or a member of the Scientific Advisory Board. Each member of the Scientific Advisory Board shall receive a NEDSO to purchase 8,333 shares of Stock on each grant date without further action by the Board or Committee.

          8.4 Period of Options. Except as otherwise provided herein, each NEDSO will be exercisable in full one year from the date of grant. All NEDSOs shall terminate upon the expiration of five years from the date upon which such NEDSOs were granted (subject to prior termination as hereinafter provided).

          8.5 Option Price. The price per share of Stock at which a NEDSO may be exercised shall be equal to 100% of the Fair Market Value of the price per share of Stock on the date the NEDSO is granted. Notwithstanding any provision herein to the contrary, any NEDSOs granted on the date of the 2001 Annual Meeting of Shareholder to a Non-Employee Director or member of the Scientific Advisory Board shall have an exercise price of $.50.

          8.6 Options Non-Transferable. No NEDSO granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. No interest of a Non-Employee Director or member of the Scientific Advisory Board under a NEDSO or the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. During the lifetime of the Non-Employee Director or member of the Scientific Advisory Board NEDSOs shall be exercisable only by the Non-Employee Director or member of the Scientific Advisory Board who received them.

          8.7 Death or Disability of Non-Employee Director. If a Non-Employee Director shall terminate performance of services for the Company because of death or Disability, or shall die after termination of performance of services for the Company but while the Non-Employee Director could have exercised a NEDSO, that NEDSO may be exercised, to the extent that the Non-Employee Director was entitled to do so at the date of termination of performance of services, at any time, or from time to time, within one year after the date of death or termination of performance of services because of Disability, but in no event later than the expiration date specified pursuant to Section 8.4. In the case of death, exercise may be made by the Non-Employee Director's Designated Beneficiary. Notwithstanding the foregoing, the Committee may establish such other provisions with respect to the exercise of a NEDSO upon the death or Disability of a Non-Employee Director as it, in its sole discretion, deems advisable.

          8.8 Termination of Services as Non-Employee Director. If a Non-Employee Director's performance of services for the Company shall terminate for any reason other than death or Disability, the Non-Employee Director must exercise such NEDSO, to the extent the Non-Employee Director was entitled to do so at the date of termination of performance of services, at any time, or from time to time, within three months after the date of termination of performance of services, but in no event later than the expiration date specified pursuant to Section 8.4; provided, however, in the case of termination of performance of services for cause, the NEDSO shall cease to be exercisable on the date of such termination. Notwithstanding the foregoing sentence, the Committee may establish such other provisions with respect to the exercise of a NEDSO by a Non-Employee Director upon the termination of such person's services by reason of resignation, retirement, completion of term or otherwise, as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances which shall constitute termination of services as a Non-Employee Director and to determine whether such termination is the result of death, Disability, cause or any other reason.

    9.    General Provisions Applicable to All Options.

          9.1 Exercise of Options; Payment of Option Price. Options may be exercised (in full or in part) only by written notice of exercise delivered to the Company at its principal executive office, accompanied by payment equal to the full Option Price for the shares of Stock which are exercised. The Option Price of each share of Common Stock purchased upon exercise of an Option shall be paid in full in cash at the time of exercise; by delivery to the Company shares of Common Stock owned by the Participant, by delivering to the Company (i) irrevocable instructions to deliver the stock certificates representing the shares of Stock for which the Option is being exercised, directly to a broker, and (ii) instructions to the broker to sell such shares of Stock and promptly deliver to the Company the portion of the proceeds equal to the total Option Price; or in any combination thereof. For purposes of making payment in shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of exercise of the Option and shall have been held by the Participant for a period of at least six (6) months.

          9.2 Documentation of Options. Neither anything contained in the Plan nor in any resolutions adopted or to be adopted by the Board or the Shareholders nor any action taken by the Committee shall constitute the granting of any Option. The granting of an Option shall take place only when a written Option Agreement shall have been duly executed and delivered by the Company and the Participant. Each Option Agreement shall specify the terms and conditions of the Option and contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. The Option Agreement with respect to ISOs shall provide, among other things, that the Participant shall advise the Company immediately upon any sale or transfer of shares of Common Stock received upon exercise of the Option to the extent such sale or transfer takes place prior to the later of two (2) years from the date of grant or one (1) year from the date of exercise.

          9.3 Tax Withholding. The Committee shall require, on such terms as it deems necessary, that the Participant pay to the Company or make other satisfactory provision for payment of, any federal, state or local taxes required by law to be withheld in respect to Options under the Plan. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.


          9.4 Amendment of Options. The Committee may modify or amend any outstanding Option if it determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities laws or other law or regulation, which change occurs after the date of grant of the Option and by its terms applies to the Option. In addition, subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, amend, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options under the Plan or under any other stock option plan of the Company (to the extent not theretofore exercised) and authorize the granting of new Options under the Plan in substitution therefor (to the extent not theretofore exercised). No amendment of an outstanding Option, however, may, without the consent of the Participant, make any changes which would adversely affect the rights of such Participant.

    10.    Restricted Stock.

          10.1 The Committee may, in its discretion, make Awards of Restricted Stock to such officers and key employees as may be selected in the manner provided in Section 6 of this Plan. Such Awards shall be evidenced by an Award Agreement in such form, and containing such terms and conditions as are not inconsistent with this Plan, as the Committee shall, from time to time, determine. Restricted Stock awarded hereunder shall be subject to such restrictions as may be determined by the Committee and set out in the Award Agreement.

          10.2 Restricted Stock shall be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the "Restriction Perio"). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

          10.3    Except when the Committee determines otherwise pursuant to
Section 10.5, if a Participant terminates employment with the Company for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to the restriction shall be forfeited by the Participant and shall be reacquired by the Company.

          10.4 Except as otherwise provided in this Section 10, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

          10.5 In cases of death, Disability or Retirement or in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, elect to waive any or all remaining restrictions with respect to such Participant's Restricted Stock.

          10.6 The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates of Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any Award of Restricted Stock that the Participant shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

          10.7 Subject to Section 10.6, each Participant entitled to receive Restricted Stock under the Plan shall be issued a certificate for the shares of Stock. Such certificate shall be registered in the name of the Participant and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.

          10.8 The restrictions imposed under this Section 10 shall apply as well to all shares or other securities issued in respect of the Restricted Stock in connection with any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or reorganization, but such restrictions shall expire or terminate at such time or times as may be specified therefor in the Award Agreement.

    11.    Adjustment Upon Changes in Capitalization; Changes in Control.

          11.1 If the outstanding shares of Stock of the Company as a whole are increased, decreased, changed into, or exchanged for, a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or amendment to the certificate of incorporation of the Company or otherwise, an appropriate and proportionate adjustment, as determined by the Committee shall be made to the number and kind of shares subject to this Plan, and to the number, kind, and per share Option Price of shares subject to unexercised Options granted prior to any such change.

          11.2 Notwithstanding any provisions contained in this Plan or in an Option Agreement deferring the rights of a Participant to exercise the Option, the Option shall become fully vested and the Participant shall be entitled to exercise such Option, in whole or in part, (i) immediately following the first purchase of Common Stock pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or any part of, the Common Stock; or (ii) commencing on the date of approval by the shareholders of the Company of an agreement for (a) a merger or consolidation or similar transaction in which the Company is not the surviving corporation or (b) a sale or exchange or other disposition of all or substantially all of the Company's assets; or (iii) immediately following a "change of control" of the Company (as such term is defined in Section 11.3 hereinafter); provided, however, that the Option may be cancelled by the Company as of the effective day of any such reorganization, merger, consolidation, plan of exchange or of any dissolution or liquidation of the Company by giving notice to the Participant of its intention to do so and by permitting the purchase of all of the Shares then subject to the Option, for a period of approximately thirty (30) days thereafter.

           11.3 For the purposes of this Plan, a "change in control" of the Company shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 12(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as that term is defined by the Securities and Exchange Commission for purposes of Section 13(d) of the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting securities of the Company or its successors; or (ii) during any period of two consecutive years a majority of the Board of Directors no longer consists of individuals who were members of the Board of Directors at the beginning of such period, unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period.

          11.4 The restrictions applicable to Awards of Restricted Stock issued pursuant to Section 10 shall lapse upon the occurrence of an event specified in Section 11.2 and the Company shall issue stock certificates without a restrictive legend.

    12.    Miscellaneous.

          12.1 No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to terminate the employment of a Participant free from any liability or claim under the Plan except as may be expressly provided in the applicable Award.

          12.2 No Right to Continue as a Director. The granting of a NEDSO shall not constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Non-Employee Director for any period of time.

          12.3 No Rights as Shareholder. Subject to the provisions of the applicable Option, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until such person becomes the holder thereof.

          12.4 No Fractional Shares. No fractional shares of Common Stock shall be issued under the Plan, and cash shall be paid in lieu of any fractional shares in settlement of Options granted under the Plan.

          12.5 Unfunded Plan. The Plan shall be unfunded, shall not create (or be construed to create) a trust or a separate fund or funds, and shall not establish any fiduciary relationship between the Company and any Participant or other person.

          12.6 Successors and Assigns. The Plan shall be binding on all successors and assigns of the Participant, including without limitation the Participant's Designated Beneficiary or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

          12.7 Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Awards under the Plan, and the obligation of the Company to transfer shares under such Awards shall be subject to all Applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to Participants, and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed, where such listing is required under the rules or regulations of such exchange, and (b) the compliance with applicable federal and state securities laws and regulations relating to the issuance and delivery of such certificates; provided, however, that the Company shall make all reasonable efforts to so list such shares and to comply with such laws and regulations.

          12.8 Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

          12.9 Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, except that it may not amend the Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, the performance-based compensation requirements under Section 162(m) of the Code, Section 422 of the Code, the requirements of any securities exchange on which the shares of Common Stock are then listed, or any other requirement of applicable law or regulation. The Board may not amend Section 8 more than once every six (6) months, other than to conform with changes in the Code or the rules and regulations thereunder. The Committee may make non-material amendments to the Plan. No amendment shall apply to adversely affect any Participant with respect to whom an Award shall heretofore have been granted.

          12.10 Governing Law. To the extent not superseded by federal law, the provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of New York.

    13. Effective Date of Plan; Term of Plan. The Plan shall become effective as of the date on which the Board adopts the Plan, subject, however, to the approval by the shareholders at the 2001 Annual Meeting of Shareholders. The Plan shall terminate on June 1, 2011, and no Awards shall be granted under the Plan after that date, provided, however, that the Plan and all Awards granted under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Plan adopted by Board of Directors:    June 22, 2001
Date Plan approved by Shareholders:         July 19, 2001



Exhibit 4.4


                       CONSULTING SERVICES AGREEMENT

    This Consulting Services Agreement ("Agreement"), dated September 10, 2003, is made by and between Mike Doherty, an individual ("Consultant") whose address 11835 W. Olympic Blvd., Los Angeles, California 90064, and Biophan Technologies, Inc., a Nevada corporation ("Client") having its principal place of business at 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586 (individually, a "Party", and, collectively, the "Parties").

    WHEREAS, Client is a publicly held corporation with its common stock trading on the Over the Counter Bulletin Board under the ticker symbol "BIPH" and desires to further develop its business and customers; and

    WHEREAS, Consultant has extensive background in the area of business consulting and management advisory services; and

    WHEREAS, Client desires to engage Consultant to provide information, evaluation and consulting services to Client in Consultant's area of knowledge and expertise on the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, in consideration for the services Consultant provides to Client, the Parties agree as follows:


1.    Services of Consultant.

    Consultant agrees to perform for Client all necessary services required in providing general business consulting and management advisory services to Client, as more specifically set forth in Exhibit A attached hereto. The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction and will not directly or indirectly promote or maintain a market for Client's securities.


2.    Consideration.

    Client agrees to pay Consultant, as his fee and as consideration for services provided or to be provided, an option to purchase a total of one million shares of free trading common stock in Client under Client's Stock Incentive Plan, exercisable as follows:

    * The exercise price shall be equal to 80% of the close price of the Client's common stock for the trading day immediately preceding the date of the Exercise Notice (as defined in the Option Agreement) as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 am EST to 4:00 pm EST).

    * The option shall be exercised by the Consultant's delivering his Notice of Exercise (see "Exhibit B").

    * The Consultant may not exercise his option to purchase more than 250,000 shares per calendar quarter without the prior written consent of the Client.

    * Upon expiration or termination of this Agreement for any reason, all unexercised options granted pursuant to this Agreement shall expire.

    As soon as reasonably possible after the execution and delivery of this Agreement, the shares underlying this option shall be registered on a Form S-8 Registration Statement filed with and declared effective by the U.S. Securities and Exchange Commission.


3.    Confidentiality.

    Each Party agrees that during the course of this Agreement and for a period of 18 months thereafter, that information that is confidential or of a proprietary nature may be disclosed to the other Party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure,
(c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.


4.    Expenses.

    Consultant shall bear his out-of-pocket costs and expenses incident to perform the consulting services, without a right of reimbursement from the Client unless such expenses are pre-approved in writing by the Client. The Consultant anticipates that his expenses for the entire term of this Agreement shall not exceed $2,000.


5.    Indemnification.

(a)    Client.

    Client agrees to indemnify, defend, and hold harmless Consultant, his attorneys and agents, and to defend any action brought against said parties with respect to any and all claims, demands, causes of action, debts or liabilities, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Client.

(b)    Consultant.

    Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, officers, employees, attorneys, and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c)    Notice.

    In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.


6.    Limitation of Liability.

    Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages.

    Client shall have no liability with respect to Client's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Client has been advised of the possibility of such damages.


7. Representations by the Consultant. As an incentive for Client to enter into this Agreement, Consultant hereby represent, warrants and covenants to Client, as of the date of this agreement and at all times so long as this Agreement remains in effect, the following:

(a) Neither Consultant nor any entity under his control has, prior to the execution of this Agreement, and will not, for a period of eighteen (18) months following the execution of this Agreement, carry a net short position in the common shares of Client, participate in any short selling activities, recommendations, or collusion, directly or indirectly, as such activities related to the common shares of Client. A net short position will include any derivative instruments such as a put option, collar, swap or any other instrument which would result in a net short position.

(b) Consultant has no prior existing legally binding obligations that are in conflict with his entering into this Agreement.

(c) Consultant shall not offer or make payment of any consideration to brokers, dealers or others for the purposes of inducing the purchase, making of a market or recommendation for the purchase of Client's securities.

(d) Consultant has not been and is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission.

(e) Consultant agrees to notify Client immediately if, at any time, any of the representations an warranties made by Consultant herein are no longer true and correct or if a breach of any of the representations and warranties made by Consultant herein occurs.


8. Representations by the Client. As an incentive for Consultant to enter into this Agreement, Client hereby represents warrants and covenants to Consultant the following:

(a) Client is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission.

(b)    Client is in good standing in its state of incorporation.

(c) Client has no prior existing legally binding obligations that are in conflict with its entering into this Agreement.


9.    Termination and Renewal.

(a)    Term.

    This Agreement shall become effective on the date appearing next to the signatures below and shall terminate one year thereafter. Unless otherwise agreed to in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

(b)    Termination.

    Either Party may terminate this Agreement on thirty (30) calendar days' written notice, or if prior to such action, the other Party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either Party will result in the other Party being responsible to reimburse the non-defaulting Party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law, including all attorneys' fees and costs of enforcing this Agreement.

(c)    Termination and Payment.

    Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. Upon such termination, Consultant shall provide and deliver to Client any and all outstanding services due through the effective date of this Agreement.


10.    Miscellaneous.

(a)    Independent Contractor.

    This Agreement establishes an "independent contractor" relationship between Consultant and Client.

(b)    Rights Cumulative; Waivers.

    The rights of each of the Parties to this Agreement are cumulative. The rights of each of the Parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any Party shall in any way preclude such Party from exercising any such right or constitute a suspension or any variation of any such right.

(c)    Benefit; Successors Bound.

    This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d)    Entire Agreement.

    This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e)    Assignment.

    Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either Party, either in whole or in part, without the written consent of the other Party, and any purported assignment in violation hereof shall be void.

(f)    Amendment.

    This Agreement may be amended only by an instrument in writing executed by all the Parties hereto.

(g)    Severability.

    Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable, and, as so severed or modified, this Agreement shall continue in full force and effect.

(h)    Section Headings.

    The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)    Construction.

    Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(j)    Further Assurances.

    In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the Parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting Party such other instruments and to take such other actions as the requesting Party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(k)    Notices.

    Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either (a) United States mail, postage prepaid, or (b) Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Client:

Biophan Technologies, Inc.
Attn: Michael L. Weiner, CEO
150 Lucius Gordon Drive, Suite 215
West Henrietta, New York 14586

To Consultant:

Mike Doherty
11835 W. Olympic Blvd.
Los Angeles, California 90064

(l)    Governing Law.

    This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws rules or principles. Each of the Parties consents to the exclusive jurisdiction of the federal courts of the County of New York, State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(m)    Consents.

    The person signing this Agreement on behalf of each Party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such Party.

(n)    Survival of Provisions.

    The provision(s) contained in paragraph(s) 3 of this Agreement shall survive the termination of this Agreement.

(o)    Execution in Counterparts.

    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.


    IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.


Biophan Technologies, Inc.

________________________________
BY: Michael Weiner
ITS: Chief Executive Officer



Consultant

_________________________________
Mike Doherty



                               EXHIBIT A

                                SERVICES

    Consultant shall perform the following services pursuant to the terms of this Agreement:

    (1) General management consulting services, including, but not limited to:

        (a)    advising on corporate structure;

        (b)    advising on marketing; and

        (c)    developing strategic alliances.

    (2) Consulting on matters of the board of directors of the Company, including, but not limited to:

        (a) assisting the board of directors in developing policies and procedures; and

        (c) assisting the board of directors of the Company in mergers, acquisitions, and other business combinations.

    The above services will be further defined and delineated by the Company's board of directors from time to time as necessary. Consultant shall not perform any services in connection with the offer or sale of Company securities, financings, or any services in connection with securities or which directly or indirectly promote or maintain a market for Client's securities.



                                     EXHIBIT B

                            NOTICE OF EXERCISE OF OPTION

The undersigned hereby irrevocably elects to exercise the right, represented by the Option Agreement dated as of ______________, 2003, to purchase
                                   (________) shares of the common stock of
Biophan Technologies, Inc, a Nevada corporation, at a price of ____ per share and tenders herewith payment in accordance with Section 2 of said Option Agreement.

    CASH:  $                 =  (Exercise Price x Exercise Shares)

Payment is being made by:
    _    enclosed check
    _    wire transfer
    _    other

    Net number of Option Shares to be issued to Holder : ____________

Please deliver the stock certificate to:



Dated:



_____________________________
      [Name of Holder]


By: __________________________



Exhibit 4.5


                   NON-QUALIFIED STOCK OPTION AGREEMENT


    THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), dated September 10, 2003, is between Mike Doherty (the "Grantee") and the other party named on the signature page to this Agreement (the "Company"). Each of the Grantee and the Company are also referred to in this agreement as the "Parties."

    WHEREAS, the Board of Directors of the Company (the "Board of Directors") has authorized the grant to the Grantee, for services to be rendered by the Grantee as a consultant to the Company pursuant to the terms of a Consulting Agreement (the "Consulting Agreement") between the Company and the Grantee, of a non-qualified stock option (the "Option") to purchase One Million (1,000,000) shares of the Company's common stock (the "Common Stock") in accordance with the terms and conditions of this Agreement.

    NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

    1. Number of Shares; Exercise Price. Pursuant to action taken by the Board of Directors, the Company hereby grants to the Grantee, in consideration of consulting services to be performed for the benefit of the Company pursuant to the Consulting Agreement, an option ("Option") to purchase One Million (1,000,000) common shares ("Option Shares") of Common Stock. The exercise price shall be equal to eighty percent (80%) of the close price of the Company common stock for the trading day immediately preceding the date of the exercise notice as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 am EST to 4:00 pm EST); provided, however, the exercise price shall in no event be less than the par value of the common stock.

    2. Term. The Option and this Agreement shall expire upon the earlier of either (i) 18 months from the date of this Agreement or (ii) the date of termination of the Consulting Agreement.

    3. Shares Subject To Exercise. The Grantee may not exercise his right to purchase more than Two Hundred Fifty Thousand (250,000) shares per calendar quarter without the prior written consent of the Company.

    4. Method and Time of Exercise. The Option may be exercised in whole or from time to time in part by written notice (the "Exercise Notice") delivered to the Company stating the number of Option Shares with respect to which the Option is then being exercised, together with a check and/or a wire transfer made payable to the Company in the amount equal to the Exercise Price multiplied by the number of Option Shares then being issued pursuant to the written notice of exercise, plus the amount of applicable federal, state and local withholding taxes; provided, however, that such taxes may be satisfied by the withholding of Option Shares then issuable upon the exercise of the Option pursuant to paragraph 5 of this Agreement. Options may be exercised at any time at the sole discretion of the Grantee. Only whole shares shall be issued upon exercise of the Option.

    5. Tax Withholding. As a condition to exercise of the Option, the Company may require the Grantee to pay to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of the Option. Or the Grantee is liable for filing and paying all of his own taxes.

    6.    Intentionally Deleted.

    7. Transferability. The Option and this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and with consent of the Company. During the life of the Grantee, the option shall be exercisable only by the Grantee. More particularly (but without limiting the generality of the foregoing), the option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the option, shall be null and void and without effect.

    8. Grantee Not a Shareholder. The Grantee shall have no rights as a shareholder with respect to the Option Shares issued form time to time upon exercise of the Option until the earlier of: (1) the date of issuance of a stock certificate or stock certificates to the Grantee applicable to the Option Shares then issuable to the Grantee upon exercise of the Option and
(2) the date on which the Grantee or his nominee is recorded as owner of such Option Shares on the Company's stock ledger by the Company's registrar and transfer agent, which may be the Company. Except as set forth in paragraph 13 of this Agreement, no adjustment will be made for dividends or other rights for which the record date is prior to the earlier of the events described in clauses (1) and (2) of this paragraph.

    9. Restrictions on Transfer. The Grantee represents and agrees that, upon the Grantee's exercise of the Option in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Option Shares, the Grantee will acquire the Option Shares for the purpose of investment and not with a view to their resale or further distribution, and that upon such exercise hereof, the Grantee will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance.

    10. Shares Qualified for Listing. Company represents that its Common Stock is qualified for trading or quotation on a nationally recognized securities exchange or stock quotation system, including, without the NASDAQ Bulletin Board, and for trading with the California Department of Corporations or such other applicable jurisdictions.

    11. Registration Rights. As soon as possible following execution of this Agreement, the Company shall, at the Company's expense, file with the Securities and Exchange Commission ("SEC"), a registration statement ("Registration Statement") on Form S-8 or other comparable form, or if such form is not then available, such other form of registration statement then available, in such form as to comply with applicable federal and state laws for the purpose of registering or qualifying the Option Shares for public resale by the Grantee, and prepare and file with the appropriate state securities regulatory authorities the documents reasonably necessary to register or qualify the Option Shares, subject to the ability of the Company to register or qualify the Option Shares under applicable state law.

    12. Notices. All notices to the Company shall be addressed to the Company at the principal office of the Company at the address and facsimile number set forth on the signature page of this Agreement, and all notices to the Grantee shall be addressed to the Grantee at the address and facsimile number of the Grantee set forth on the signature page of this Agreement or, if different, the last address and facsimile number on file with the Company, or to such other address and facsimile number as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid and followed by facsimile to the addressee. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to the Grantee or to the Company (as the case may be) by nationally recognized courier or overnight delivery service.

    13. Adjustments. If there is any change in the capitalization of the Company after the date of this Agreement affecting in any manner the number of kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to paragraph 14 of this Agreement), then the number and kind of shares then subject to the Option and the exercise price to be paid for the Option Shares shall be appropriately adjusted by the Board of Directors; provided however, that in no event shall any such adjustment result in the Company being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate exercise price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the exercise price of each Option Share or other unit of security then covered by the Option and this Agreement.

    14. Cessation of Corporate Existence. Notwithstanding any other provision of this Agreement, in the event of the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than fifty percent (50%) of the then outstanding stock of the Company to another corporation or other entity in a single transaction, the Option grated hereunder shall terminate; provided however, that not later than five (5) days before the effective date of such merger or consolidation or sale of assets in which the Company is not the surviving corporation, the surviving corporation may, but shall not be so obligated to, tender to the Grantee an option to purchase a number of shares of capital stock of the surviving corporation equal to the number of Option Shares then issuable upon exercise of the Option, and such new option or options for shares of the surviving corporation shall contain such terms, conditions and provisions as shall be required substantially to preserve the rights and benefits of the Option and this Agreement.

    15. Entire Agreement. The Option granted under this Agreement is granted pursuant to the Company's 2001 Stock Option Plan (the "Plan") and is subject to the terms and conditions of the Plan. In the event of any conflict between the terms or conditions of the Plan and this Agreement, the terms and conditions of the Plan shall control. Subject to the preceding sentence, this Agreement and the Consulting Agreement contain the entire agreement between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement and the Consulting Agreement in any respect shall not be deemed a waiver of any further or future rights.

    16.    Miscellaneous.

    (a) Governing Law. This Agreement shall be construed under the internal laws of the State of New York, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in New York City, N.Y.

    (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

    (c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

    (d) Right to Consulting Relationship. Nothing contained herein shall confer upon the Grantee any right to be continued as a consultant of the Company or interfere in any way the right of the Company to terminate Grantee's consulting relationship at any time in accordance with the Consulting Agreement.

                         (Signature Page Follows)

    IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date set forth below.



Date:__________________                OPTIONEE:

                                       _____________________________________
                                       Mike Doherty


                                       Address for Notices:

                                       11835 W. Olympic Blvd.
                                       Los Angeles, California 90064



                                       COMPANY:

                                       _____________________________________


                                   By: _____________________________________
                                       Name: Michael L. Weiner
                                       Title:  Chief Executive Officer

Exhibit 5.1


                              NIXON PEABODY LLP
                               Clinton Square
                               P.O. Box 31051
                       Rochester, New York 14603-1051
                               (585) 263-1000
                             Fax: (585) 263-1600


September 26, 2003

Biophan Technologies, Inc.
150 Lucius Gordon Drive
Suite 215
West Henrietta, New York 14586

    Re:    Registration Statement on Form S-8
           for Biophan Technologies, Inc.

Ladies and Gentlemen:

    We have acted as counsel to Biophan Technologies, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company to be filed with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares the Company's Common Stock, $.005 par value per share (the "Shares"), to be issued from time to time pursuant to the Company's 2001 Stock Option Plan (the "Plan") and certain agreements for consulting services.

    We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Articles of Incorporation of the Company as amended to the date hereof, (ii) the By-Laws of the Company as amended to the date hereof, (iii) the Plan and (iv) the Consulting Services Agreement and Non-Qualified Stock Option Agreement between the Company and Michael Doherty (collectively, the "Agreements").

    As to questions of fact material to our opinion expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

    The opinion expressed below is limited to the General Corporation Law of the State of Nevada, and we do not express any opinion herein concerning any other law.

    Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after (a) the above-referenced Registration Statement has become effective under the Act and assuming that such effectiveness remains in effect throughout the period during which Shares are offered and sold, and (b) the Shares have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws and all applicable state securities laws are complied with, we are of the opinion that the Shares are duly authorized and, if and when issued in accordance with the terms of the Plan and the Agreements, will be validly issued, fully-paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                           Very truly yours,

                                        /s/ NIXON PEABODY LLP



Exhibit 23.1


INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors
Biophan Technologies, Inc.


We hereby consent to the use of this Registration Statement on Form S-8 of our report dated April 10, 2003, relating to the consolidated financial statements of Biophan Technologies, Inc. and Subsidiaries as of and for the period ended February 28, 2003, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


GOLDSTEIN GOLUB KESSLER LLP

New York, New York, New York
September 26, 2003